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                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into as of January 17, 2000, by and between H.T.E., Inc., a Florida corporation (the "Company"), and Joseph M. Loughry, III (hereinafter called the "Executive").

                                    RECITALS

         The Company and the Executive have agreed that the Executive shall be employed by the Company pursuant to the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

         1.       Employment.

                  1.1 Employment and Term. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein. This Agreement having been duly authorized and approved by the Company's Board of Directors (the "Board").

                  1.2 Duties of Executive. During the term of this Agreement, the Executive shall serve as the President and Chief Executive Officer of the Company, and shall diligently perform all reasonable and appropriate services, consistent with the Executive's position as President and CEO of the Company, as may be assigned to him by the Board, and he shall exercise such power and authority as may from time to time be delegated to him by the Board and as provided by the Bylaws of the Company. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company. Without the Executive's consent, no material change in the Executive's duties and responsibilities shall be made during the term of this agreement.

                  1.3 Purchase of Company's Stock. The Executive shall purchase from the Company shares of the Company's common stock within forty (40) days following the record date ("Record Date") established by the Company for the distribution of DemandStar.com, Inc. rights to the Company's shareholders. The number of shares of such common stock to be purchased by the Executive shall be determined by dividing $125,000 by the lowest closing bid price per share on NASDAQ during the twenty (20) trading following the Record Date. Such shares of common stock will be unregistered securities and issued by the Company to the Executive with a legend thereon restricting the subsequent transfer of the shares except as provided under applicable securities laws.

         2.       Term.

                  2.1 Initial Term. The initial term of this Agreement, and the employment of the Executive hereunder, shall commence on January 17, 2000 (the "Commencement Date") and shall expire on January 17, 2004, unless sooner terminated in accordance with the terms and conditions hereof (the "Initial Term").


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                  2.2      Renewal Term. At the end of the Initial Term, this
Agreement shall automatically renew and continue until terminated by either of the parties upon no less than ninety (90) days prior notice of termination to the other party (the "Renewal Term").

                  2.3 Expiration Date. The date on which the term of this Agreement shall expire (including the date on which any renewal term shall expire), is sometimes referred to in this Agreement as the Expiration Date.

         3.       Compensation.

                  3.1 Base Salary. The Executive shall receive a base salary at the annual rate of Two Hundred Seventy Thousand Dollars ($270,000) (the "Base Salary") during the term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary also shall be reviewed, at least annually, for merit and cost of living adjustment increases and may, by action and in the discretion of the Board, be increased at any time or from time to time.

                  3.2 Bonuses. During the term of this Agreement, the Executive shall be eligible to receive annual bonuses up to 50% of the then current Base Salary ("Incentive Compensation") based on achieving goals to be set by the Board prior to each bonus period (the "Incentive Compensation Plan"). The goals and applicable bonus percentages to be established by the Board will be graduated in nature. In order for the Executive to be entitled to the above referenced maximum 50% bonus, the Executive's performance during such Bonus Period must have been extraordinary. Each period for which Incentive Compensation is payable under the Incentive Compensation Plan is sometimes hereinafter referred to as a Bonus Period.

         4.       Expense Reimbursement and Other Benefits.

                  4.1 Reimbursement of Expenses. During the term of Executive's employment hereunder, upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

                  4.2 Compensation/Benefit Programs. During the term of this Agreement, the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other plans as are presently and hereinafter offered by the Company to its executives, including savings, pension, profit-sharing and deferred compensation plans.

                  4.3 Working Facilities. The Company shall furnish the Executive with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder. The Executive shall be located at the Company's corporate/executive offices, presently at 1000 Business Center Drive, Lake Mary, Florida, during the Initial Term and any Renewal Term of this Agreement.


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                  4.4      Stock Options. The Company shall grant to the
Executive "Qualified Stock Options" and "Non-Qualified Stock Options" for the Company's common stock, pursuant to the Company's 1997 Employee Incentive Compensation Plan, as follows:

                           a. The maximum number, not to exceed 160,000, of Qualified Stock Options ("Maximum Qualified Stock Options") which are permitted under Section 422 of the Internal Revenue Code to be granted to the Executive at one time with: (i) an equal annual time vesting schedule for such granted options of January 17, 2001, January 17, 2002, January 17, 2003 and January 17, 2004; and (ii) a strike or exercise price per share equal to the lowest closing bid price per share on NASDAQ during the twenty (20) trading following the Record Date.

                           b. The number of Non-Qualified Stock Options ("Time Vested Non-Qualified Stock Option") determined by deducting the number of Maximum Qualified Stock Options granted from 160,000, which shall have: (i) an equal annual time vesting schedule for such granted options of January 17, 2001, January 17, 2002, January 17, 2003 and January 17, 2004;
                  and (ii) a strike or exercise price per share equal to the lowest closing bid price per share on NASDAQ during the twenty
                  (20) trading following the Record Date. In the event of a "Change of Control" of the Company, as defined in the Company's 1997 Employee Incentive Compensation Plan, the vesting schedule for up to eighty thousand (80,000) Time Vested Non-Qualified Stock Options which have not vested as of the date of the Change of Control shall accelerate and vest as of the date of the Change of Control.

                           c.       180,000 Non-Qualified Stock Options with:
                  (i) a strike or exercise price per share equal to the lowest closing bid price per share on NASDAQ during the twenty (20) trading following the Record Date; and (ii) vesting, subject to the Company's common stock price achieving certain levels as follows:

                                    i.       22,500 options upon the closing bid
                           price per share on NASDAQ for the Company's common stock being above $10 for twenty consecutive trading days during the calendar year 2000, if not, the vesting for such unvested options shall be carried forward to the next succeeding calendar year and proportionally added to the number of options scheduled to vest based on the three stock performance vesting price levels for such year.

                                    ii.      22,500 options upon the closing bid
                           price per share on NASDAQ for the Company's common stock being above $15 for twenty consecutive trading days during the calendar year 2000, if not, the vesting for such unvested options shall be carried forward to the next succeeding calendar year and proportionally added to the number of options scheduled to vest based on the three stock performance vesting price levels for such year.

                                    iii.     15,000 options upon the closing bid
                           price per share on NASDAQ for the Company's common stock being above $15 for twenty consecutive trading days during the calendar year 2001, if not, the vesting for such unvested options shall be carried forward to the next succeeding calendar year and proportionally added to the number of options scheduled to vest based on the three stock performance vesting price levels for such year.


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                                    iv.      15,000 options upon the closing bid
                           price per share on NASDAQ for the Company's common stock being above $20 for twenty consecutive trading days during the calendar year 2001, if not, the vesting for such unvested options shall be carried forward to the next succeeding calendar year and proportionally added to the number of options scheduled to vest based on the three stock performance vesting price levels for such year.

                                    v.       15,000 options upon the closing bid
                           price per share on NASDAQ for the Company's common stock being above $25 for twenty consecutive trading days during the calendar year 2001, if not, the vesting for such unvested options shall be carried forward to the next succeeding calendar year and proportionally added to the number of options scheduled to vest based on the three stock performance vesting price levels for such year.

                                    vi.      15,000 options upon the closing bid
                           price per share on NASDAQ for the Company's common stock being above $35 for twenty consecutive trading days during the calendar year 2002, if not, the vesting for such unvested options shall be carried forward to the next succeeding calendar year and proportionally added to the number of options scheduled to vest based on the three stock performance vesting price levels for such year.

                                    vii.     15,000 options upon the closing bid
                           price per share on NASDAQ for the Company's common stock being above $40 for twenty consecutive trading days during the calendar year 2002, if not, the vesting for such unvested options shall be carried forward to the next succeeding calendar year and proportionally added to the number of options scheduled to vest based on the three stock performance vesting price levels for such year.

                                    viii.    15,000 options upon the closing bid
                           price per share on NASDAQ for the Company's common stock being above $45 for twenty consecutive trading days during the calendar year 2002, if not, the vesting for such unvested options shall be carried forward to the next succeeding calendar year and proportionally added to the number of options scheduled to vest based on the three stock performance vesting price levels for such year.

                                    ix.      15,000 options upon the closing bid
                           price per share on NASDAQ for the Company's common stock being above $45 for twenty consecutive trading days during the calendar year 2003.

                                    x.       15,000 options upon the closing bid
                           price per share on NASDAQ for the Company's common stock being above $50 for twenty consecutive trading days during the calendar year 2003.

                                    xi.      15,000 options upon the closing bid
                           price per share on NASDAQ for the Company's common stock being above $60 for twenty consecutive trading days during the calendar year 2003.


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                  d.       60,000 Non-Qualified Stock Options with: (i) a strike
                  or exercise price per share equal to the lowest closing bid price per share on NASDAQ during the twenty (20) trading following the Record Date; and (ii) vesting of 15,000 options for each of the next four calendar years, beginning with the year 2000, upon the Company achieving certain annual performance criteria or objectives determined by the Board at the beginning of each such calendar year.

         Except as provided in this Agreement, the above described Qualified Stock Options and Non-Qualified Stock Options shall be granted to the Executive subject to all terms and conditions of the Company's 1997 Employee Incentive Compensation Plan, and any amendments or successor plan thereto and all rules of regulation of the Securities and Exchange Commission applicable to stock option plans then in effect.

                  4.5 Other Benefits. The Executive shall be entitled to four (4) weeks of vacation each calendar year during the term of this Agreement, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall materially interfere with the duties required to be rendered by the Executive hereunder. The Executive shall receive such additional benefits, if any, as the Board shall from time to time determine.

                  4.6 Relocation. The Executive shall receive a $60,000 relocation expense allowance, including the cost of temporary housing until his permanent residential relocation to the Lake Mary, Florida area. The Company will pay vendors directly whenever applicable income tax law permits. The Company shall pay to the Executive any of the $60,000 relocation allowance not paid by the Company directly to such relocation vendors, subject to applicable withholding tax.

         5.       Termination.

                  5.1 Termination for Cause. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, for cause. For purposes of this Agreement, the term "cause" shall mean: (a) an action or omission of the Executive which constitutes a willful and intentional material breach of this Agreement which is not cured within thirty (30) days after receipt by the Executive of written notice of same, (b) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder, (c) conviction of any crime which involves dishonesty, a breach of trust, or which could cause material negative publicity to the Company as determined by the Board, or (d) negligence in connection with the performance of the Executive's duties hereunder. Any termination for cause shall be made in writing to the Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. The Executive shall have the right to address the Board regarding the acts set forth in the notice of termination. Upon any termination pursuant to this Section 5.1, the Company shall pay to the Executive his Base Salary to the date of termination. The Company shall have no further liability hereunder other than for: (i) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (ii) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs.

                  5.2 Disability. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, if the Executive shall become entitled to benefits under the Company's Long Term Disability Plan as then in effect, or, if the Executive shall as the


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result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 180 days in any 12-month period. The Company shall have sole discretion based upon competent medical advice to determine whether the Executive continues to be disabled. Upon any termination pursuant to this Section 5.2, the Company shall: (a) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (b) pay to the Executive his accrued and declared but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of termination of the Executive's employment with the Company, and (c) pay to the Executive (within forty-five (45) days after the end of the Bonus Period in which such termination occurs) a prorata portion (based upon the period ending on the date of termination of the Executive's employment hereunder) of the Incentive Compensation, if any, for the Bonus Period in which such termination occurs, as calculated pursuant to the Incentive Compensation Plan; provided that the goals under the Incentive Compensation Plan for each period used in the calculation of the Executive's Incentive Compensation, shall be based on: (i) the portion of the Bonus Period through the end of the Bonus Period in which such termination occurs and (ii) unaudited financial information prepared in accordance with generally accepted accounting principles, applied consistently with prior periods, as approved and reviewed by the Board. The Company shall have no further liability hereunder other than for: (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs.

                  5.3 Death. In the event of the death of the Executive during the term of his employment hereunder, the Company shall: (a) pay to the estate of the deceased Executive any unpaid Base Salary through the Executive's date of death, (b) pay to the estate of the deceased Executive his accrued and declared but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the Executive's date of death, (c) pay to the estate of the deceased Executive (within forty-five (45) days after the end of the Bonus Period in which his death occurs) a prorata portion (based upon the period ending on the date of death) of the Incentive Compensation, if any, for the Bonus Period in which his death occurs, as calculated pursuant to the terms of the Incentive Compensation Plan; provided that, the goals under the Incentive Compensation Plan for each period used in the calculation of the Executive's Incentive Compensation shall be based on: (i) the portion of the Bonus Period through the end of the Bonus Period in which the Executive's death occurs, and
(ii) unaudited financial information prepared in accordance with generally accepted accounting principles, applied consistently with prior periods, as approved and reviewed by the Board. The Company shall have no further liability hereunder other than for: (x) reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs.

                  5.4 Termination Without Cause. At any time the Company shall have the right to terminate the Executive's employment hereunder by written notice to the Executive. Upon any termination pursuant to this Section
5.4 that is not a termination under any of Sections 5.1, 5.2, 5.3 or 5.5, the Company shall: (a) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (b) pay to the Executive the accrued and declared but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of the termination of the Executive's employment with the Company, (c) if such termination occurs during the first two years of the Initial Terms, continue to pay the Executive's Base Salary for a period of nine (9) months following the termination of the Executive's employment with the Company, or if such termination occurs after the first two years of the Initial Term, continue to pay the Executive's Base Salary for a period of six (6) months following the termination of the Executive's employment with the Company, in the manner and at such time as the Base Salary otherwise would have been payable to the Executive, and (d) continue to pay the Executive Incentive Compensation and


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continue to provide the Executive with the benefits he was receiving under
Sections 4.2 and 4.5 hereof, for the same salary continuation period described above following the termination of the Executive's employment with the Company, in the manner and at such times as the compensation or benefits otherwise would have been payable or provided to the Executive. In the event that the Company is unable to provide the Executive with a continuation of any savings, pension, profit-sharing or deferred compensation plans required hereunder by reason of the termination of the Executive's employment pursuant to this Section 5.4, then the Company shall pay the Executive cash equal to the value of the benefit that otherwise would have accrued for the Executive's benefit under the plan, for the period during which such benefits could not be provided under the plans, said cash payments to be made within forty-five (45) days after the end of the year for which such contributions would have been made or would have accrued. The Company's good faith determination of the amount that would have been contributed or the value of any benefits that would have accrued under any plan shall be binding and conclusive on the Executive. The Company shall have no further liability hereunder other than for: (i) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (ii) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs.

                  5.5 Change of Control. In the event of a "Change of Control" of the Company, as defined in the Company's 1997 Employee Incentive Compensation Plan, during the first two years of the Initial Term: (i) the nine months and six months salary continuation periods described clause (c) of
Section 5.4 above shall be changed to twelve (12) months; and (ii) if the Executive terminates his employment with the Company because of a material change in his duties, in violation of Section 1.2 above, the Company shall continue to pay the Executive's Base Salary for a period of twelve months following such termination in the manner and at such time as the Base Salary otherwise would have been payable to the Executive.

                  5.6 Resignation by Executive. After December 31, 2001, the Executive shall at all times have the right, upon one hundred twenty (120) days written notice to the Company, to terminate the Executive's employment hereunder. Upon any termination pursuant to this Section 5.6, the Company shall:
(a) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice and (b) pay to the Executive his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the termination of Executive's employment with the Company. The Company shall have no further liability hereunder other than for: (i) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (ii) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs.

                  5.7 Survival. The provisions of this Article 5 shall survive the termination of this Agreement, as applicable.

         6.       Restrictive Covenants.

                  6.1 Non-competition. At all times while the Executive is employed by the Company and for a two (2) year period after the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Company in the United States, Canada or any foreign market where the Company markets and sells software applications or its services (for this purpose, any business that engages in the development and/or marketing of software applications and/or


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information technology services in the public sector or utilities marketplace shall be deemed to be in competition with the Company); provided that such provision shall not apply to the Executive's ownership of Common Stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than five percent of any class of capital stock of such corporation. 6.2 Nondisclosure. The Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

                  6.3 Nonsolicitation of Employees and Clients. At all times while the Executive is employed by the Company and for a two (2) year period after the termination of the Executive's employment with the Company for any reason, for the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity: (a) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, and/or (b) call on or solicit any of the actual or targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, nor shall the Executive make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of Executive's duties under this Agreement.

                  6.4 Ownership of Developments. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Executive during the course of performing work for the Company or its clients (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.


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                  6.5      Books and Records. All books, records, and accounts
relating in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

                  6.6      Definition of Company. Solely for purposes of this
Section 6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

                  6.7 Acknowledgment by Executive. The Executive acknowledges and confirms that the length of the term of the provisions of this
Section 6 and the geographical restrictions contained in Section 6.1 are fair and reasonable and not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Section 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 6.

                  6.8 Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Section 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

                  6.9 Extension of Time. If the Executive shall be in violation of any provision of this Section 6, then each time limitation set forth in this Section 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Section 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

                  6.10 Survival. The provisions of this Section 6 shall survive the termination of this Agreement, as applicable.

         7. Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.


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         8.       Assignment. Neither party shall have the right to assign or delegate his rights or obligations hereunder, or any portion thereof, to any other person.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

         11. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. Mail. Notice shall be sent: (a) if to the Company, addressed to 1000 Business Center Drive, Lake Mary, Florida 32746, Attention: Chairman of the Board, with a copy of such notice addressed to L. A. Gornto, Jr., Esq., 149-F South Ridgewood Avenue, Daytona Beach, FL 32114, and (b) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

         12. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

         13. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         14. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         15. Damages. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.


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

         16. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         17. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


COMPANY:                               EXECUTIVE:

H.T.E., INC.

By: /s/ L. A. Gornto, Jr.              /s/ Joseph M. Loughry, III
   ------------------------------      -------------------------------------
   L. A. Gornto, Jr.                       Joseph M. Loughry, III
   Executive Vice President


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